UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 23, 2021

CRESCERA CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41081	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rua Aníbal de Mendonça, 27, 2nd floor, Rio de Janeiro, RJ, Brazil	22410-050
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +55 (21) 3687-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CREC	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CRECW	Nasdaq Global Market
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	CRECU	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on November 18, 2021, Crescera Capital Acquisition Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities, Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell 17,500,000 units (the “Units”), with each Unit consisting of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, to the Underwriter in its initial public offering (“IPO”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 45-day option from the date of the Underwriting Agreement to purchase up to 2,625,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). On November 19, 2021, the Underwriter fully exercised the Over-allotment Option to purchase an additional 2,625,000 units (the “Option Units”). Each Option Unit consists of one Class A Ordinary Share and one-half of one Warrant. On November 23, 2021, the Company completed the sale of the Units and the Option Units to the Underwriter for net proceeds of approximately $197,225,000 in the aggregate after deducting the Underwriter’s discount (the “Unit Proceeds”).

Simultaneously with the issuance and sale of the Option Units, the Company consummated the private placement with CC Sponsor LLC (the “Sponsor”) of an aggregate of 10,150,000 Warrants to purchase Class A Ordinary Shares for $1.00 per Warrant in a private placement with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Private Placement Warrants”), generating total proceeds of $10,150,000 (the “Private Placement Proceeds” and, together with the Unit Proceeds, the “Proceeds”). The Private Placement Warrants are identical to the Warrants sold as part of the Units in the IPO except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company; (2) they (including the Class A Ordinary Shares issuable upon exercise of these Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial business combination (the “Initial Business Combination”); (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Class A Ordinary Shares issuable upon exercise of these Warrants) are entitled to registration rights. The Private Placement Warrants have been issued pursuant to that certain Private Placement Warrants Purchase Agreement, dated November 18, 2021, between the Company and the Sponsor, and the Private Placement Warrants are governed by that certain Warrant Agreement, dated November 18, 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant agent.

The Proceeds were placed in a U.S.-based trust account (the “Trust Account”) at JPMorgan Chase Bank, N.A, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the Trust Account that may be released to the Company to pay its taxes, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the Company’s Initial Business Combination, (ii) the redemption of all of the Company’s public shares if it is unable to complete its business combination within 18 months from the closing of the IPO (or within 24 months if the Company extends the period of time to consummate its Initial Business Combination in accordance with the terms described in the prospectus), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete an Initial Business Combination within 18 months from the closing of the IPO (or within 24 months if the Company extends the period of time to consummate its Initial Business Combination in accordance with the terms described in the prospectus) or (B) with respect to any other material provision relating to shareholders’ rights or pre-Initial Business Combination activity.

An audited balance sheet as of November 23, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement on November 23, 2021 has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet, as of November 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2021

CRESCERA CAPITAL ACQUISITION CORP.

By:	/s/ Felipe Samuel Argalji
Felipe Samuel Argalji
Chief Executive Officer